Exhibit 99.1

Dyadic International, Inc. Secures $2.9 Million Through Registered Direct Offering and Concurrent Private Placement

JUPITER, FLA., August 13, 2026 -- Dyadic International, Inc. (NASDAQ: DYAI) (the “Company”), d/b/a Dyadic Applied BioSolutions, a biotechnology company developing recombinant protein solutions across the life sciences, food and nutrition, bio-industrial and biopharmaceutical markets, today announced definitive agreements with an institutional investor for the purchase and sale of shares of Common Stock in a registered direct offering with a concurrent private placement of warrants to the same investor. Aggregate gross proceeds to the Company from both transactions are expected to be approximately $2.9 million.

The offering price per share of Common Stock is $0.795 and per Warrant is $0.005. The transactions consisted of the sale of 3,625,000 shares of Common Stock in the registered direct offering and Common Warrants to purchase 3,625,000 shares of Common Stock in the private placement with an exercise price of $0.84 per share.

Aggregate gross proceeds to the Company are expected to be approximately $2.9 million. The transactions are expected to close on or about August 14, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offerings, together with its existing cash, cash equivalents, restricted cash and investment grade securities, including accrued, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the offerings.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-273829) previously filed with the U.S. Securities and Exchange Commission (“SEC”) and declared effective by the SEC on August 25, 2023. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock and the Shares issuable upon exercise of the pre-funded warrants and warrants.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dyadic International, Inc.

Dyadic Applied BioSolutions is a global biotechnology company that aims to develop and commercialize scalable, non-animal protein production platforms to meet growing global demand across the life sciences, food and nutrition, and bio-industrial markets. These high-value proteins are designed to enable customers to develop more efficient, scalable and sustainable products. Dyadic’s proprietary Dapibus™ and C1 expression systems support rapid, cost-effective and flexible manufacturing.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding the completion and timing of the registered direct offering and concurrent private placement, the satisfaction of customary closing conditions related to the registered direct offering and concurrent private placement, the proceeds that the Company expects to receive from the registered direct offering and concurrent private placement, and the intended use of proceeds from the registered direct offering and concurrent private placement. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Ping Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com